SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EV Energy Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4745690 (I.R.S. Employer Identification Number)

1001 Fannin Street, Suite 800 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]
Securities Act registration statement file number to which this Form relates (if applicable): No. 333-134139
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name Each Exchange on Which Each Class is to be Registered

Common units representing limited partnership interests	NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby are the common units representing limited partnership interests (the “Common Units”) of EV Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).
     A description of the Partnership’s Common Units will be set forth under the captions “Summary,” “How We Make Cash Distributions,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Tax Consequences” in the prospectus to be filed by the Partnership pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Partnership’s Registration Statement on Form S-1 (Registration No. 333-134139), as amended (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on May 15, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description

1	Partnership’s Form S-1 Registration Statement (Registration No. 333-134139), as amended, initially filed with the Securities and Exchange Commission on May 15, 2006 — incorporated herein by reference.

2	Certificate of Limited Partnership of the Partnership, dated as of April 13, 2006 — incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

3	Form of First Amended and Restated Limited Partnership Agreement of the Partnership — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

4	Specimen Unit Certificate for the Common Units — incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EV Energy Partners, L.P. By: EV Energy Partners GP, L.P., its general partner By: EV Management, LLC, its general partner
By:	/s/ Michael E. Mercer
Michael E. Mercer, Chief Financial Officer

Date: September 19, 2006